Exhibit 10.12

ALBERTSONS COMPANIES, INC.

2006 OMNIBUS EQUITY PLAN

1.	Purpose; Establishment

The Albertsons Companies, Inc. 2006 Omnibus Equity Plan (the “Plan”) was originally adopted and approved by the Board of Directors of Rite Aid Corporation and became effective as of the Effective Date, as defined below. The Plan was approved by the shareholders of Rite Aid Corporation on January 18, 2007. The Plan is hereby amended and restated to reflect the assumption of the Plan and all Awards thereunder by the Company and renamed as the “Albertsons Companies, Inc. 2006 Omnibus Equity Plan.”

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Affiliate” means any entity if, at the time of granting of an Award (1) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (2) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(c)	“Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(d)	“Board of Directors” shall mean the Board of Directors of the Company.

(e)

“Business Criteria” shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) store level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total shareholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)	“Committee” shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom shall qualify as a “nonemployee director” within the meaning of Rule 16b-3 and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual; provided that, with respect to Awards granted on or before November 2, 2017 and that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the members of the committee shall also be “outside directors” within the meaning of Section 162(m) of the Code.

(h)	“Company” shall mean (i) prior to the Merger Date, Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates, and (ii) following the Merger Date, Albertsons Companies, Inc., a Delaware corporation, and, where appropriate, each of its Affiliates.

(i)	“Company Stock” shall mean (i) prior to the Merger Date, the common stock of Rite Aid Corporation, par value $1.00 per share, and (ii) following the Merger Date, the common stock of the Company, par value $0.01 per share.

(j)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(k)	“Effective Date” shall mean June 4, 2007, the date of the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of August 23, 2006, between the Company and The Jean Coutu Group (PJC) Inc.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)

“Fair Market Value” shall mean, with respect to a share of Company Stock, the closing price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to the date on which the Fair Market Value is to be determined, or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in such shares.

(n)	“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(o)	“Merger Date” shall mean the date of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 18, 2018, by and among Rite Aid Corporation, the Company, Ranch Acquisition II LLC, and Ranch Acquisition Corp.

(p)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(q)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r)	“Other Award” shall mean an Award granted pursuant to Section 11 hereof.

(s)	“Participant” shall mean a current or former employee, non-employee director or consultant of the Company or its Affiliates to whom an Award has been granted pursuant to the Plan.

(t)	“Phantom Stock” shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock.

(u)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

(v)	“Retirement” shall mean a voluntary termination by the Participant of employment with the Company and its Affiliates on or following the attainment by the Participant of: (i) age 65 or (ii) a minimum age of 55 and ten (10) years of service.

(w)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(x)	“Section 162(m) of the Code” shall mean Section 162(m) of the Code as in effect prior to January 1, 2018.

(y)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(z)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(aa)	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

(bb)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan

(a)	Shares issued under the Plan may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury. Notwithstanding anything herein to the contrary, no Awards shall be made under the Plan following the Merger Date.

(b)	Adjustment for Change in Capitalization. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Sections 3(a) and 3(b); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

4.	Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an Award may be settled in cash and/or shares of Company Stock; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stock

Appreciation Right becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond (i) ten years from the date of grant or (ii) the maximum period permitted by Section 409A of the Code (“Section 409A”) in order to prevent treatment as an extension for purposes of Section 409A), (c) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Bonus or Other Award, and (d) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan and applicable law. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.

5.	Eligibility

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or an Affiliates (including officers of the Company or an Affiliate, whether or not they are directors of the Company or Affiliate), consultants to the Company or an Affiliate and non-employee directors of the Company or an Affiliate, in each case as the Committee (or, in the case of non-employee directors, the Board of Directors) shall select from time to time. The grant of an Award hereunder in any year to any employee, non-employee director or consultant shall not entitle such person to a grant of an Award in any future year.

6.	Awards Under the Plan; Agreement

The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.	Options

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.

(b)

Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. Other than with respect to an adjustment described in Section 3, in no event shall the option exercise price be reduced following the grant of an Option

(including, without limitation, by the payment of cash or shares of Company Stock in exchange for an Option which, on a given date, has an exercise price that is greater than the Fair Market Value of a share of Company Stock on such given date), nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (sometimes referred to as a “reload option”) for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of the original Option.

(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Except as may be set forth in an Agreement with respect to vesting of an Option upon termination of employment or service or upon a change in control of the Company, (as defined in the applicable Agreement or other written agreement with the Participant), Options granted hereunder that vest solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Option is granted. Subject to Section 7(d) hereof, the Committee shall determine and set forth in the applicable Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)	An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(iii)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)

Effect of Termination of Employment (or Provision of Services). In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), (ii) death or (iii) disability or Retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan). In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event of the termination of a Participant’s employment for cause (as defined in the applicable Agreement), each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination. In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan).

(f)	Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company or an Affiliate as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.	Stock Appreciation Rights

(a)	A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

(b)	A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c)	Subject to Section 8(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d)	Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)	the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

(e)	A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)	the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

(f)	Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(g)	Payment of the amount determined under subsections (d) and (e) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(h)	Other than with respect to an adjustment described in Section 3, in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of such Stock Appreciation Right, nor shall the Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price.

(i)

In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), (ii) death or (iii) disability or Retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan). In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in an Agreement, remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the Committee), each Stock Appreciation Right granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee consistent with its authority under Section 4 of the Plan). In the event of the termination of a Participant’s employment for cause (as defined in the applicable Agreement), each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.

9.	Restricted Stock

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse. Except as may be set forth in the applicable Agreement with respect to vesting of Restricted Stock upon termination of employment or service or upon a change in control of the Company (as defined in an Agreement or other written agreement with the Participant), Restricted Stock granted hereunder that vests solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Restricted Stock is granted.

(c)	Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)	Issuance of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(h)

Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee’s authority under Section 4 hereof, upon the termination of a Participant’s employment (or upon cessation of such Participant’s services to the Company and its Affiliates) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.	Phantom Stock

(a)	Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 10(c) are satisfied, and subject to Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)	Benefit Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)	Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

(d)	Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee’s authority under to Section 4 hereof, shares of Phantom Stock that have not vested, together with any dividends deemed to have been credited with respect to such unvested shares, shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company and its Affiliates) for any reason.

11.	Stock Bonuses

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12.	Other Awards

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards or the manner in which such Other Awards shall be settled (in cash and/or in shares of Company Stock), or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

13.	Special Provisions Regarding Certain Awards

The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

14.	Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.	No Employment Rights; No Right to Award

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company and its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.	Securities Matters

(a)	Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Withholding Taxes

Whenever cash is to be paid pursuant to an Award, the Company or an Affiliate shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

18.	Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

19.	Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.	Amendment or Termination of the Plan

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

21.	Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

22.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

23.	Effective Date and Term of Plan

The Plan was approved by the shareholders of Rite Aid Corporation on January 18, 2007. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan. Notwithstanding anything herein to the contrary, no Awards shall be made under the Plan following the Merger Date.

24.	Applicable Law

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

25.	Participant Rights

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.	Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.	Section 409A Compliance

Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

28.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.	Beneficiary

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.	Severability

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.